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                                                                   EXHIBIT 99.1

                                                                      CONTACT:
                                                                Philip Thomas
                                                          The PL Thomas Group
                                                 212/575-5740 or 312/906-8060

FOR IMMEDIATE RELEASE:
----------------------

                       ULTRAFEM RECEIVES CONFIRMATION FROM FDA IN SUPPORT
                          OF EXTENDED 12 HOUR WEAR TIME FOR INSTEAD -TM-


NEW YORK, NEW YORK, OCTOBER 30, 1996 -- Ultrafem, Inc. (NASDAQ:UFEM) today announced that it had received a letter from the FDA confirming that Ultrafem can market the INSTEAD-TM- feminine protection cup for use for a maximum wear time of twelve hours. The Company had previously stated that it had conducted and submitted to the FDA a clinical study to support the safety of the twelve hour wear time, which it had voluntarily discussed with the FDA at a meeting prior to finalizing the change in labeling. While the FDA was not required to respond to the submission, the FDA's letter was made in response to the Company's submitting results of its clinical testing.

Untrafem is a women's health care company. The Company's business strategy is to develop, manufacture and market proprietary products based on its patented SoftCup--REGISTERED TRADEMARK-- Technology directed at high potential, underserved segments of the women's health care market. The Company completed an initial public offering in February 1996 to initiate the launch of its first commercial product, INSTEAD-TM-.


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